UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 19, 2008
CARIBOU COFFEE COMPANY, INC.
(Exact name of Registrant as Specified in Charter)

Minnesota	000-51535	41-1731219
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

3900 Lakebreeze Avenue,
North,
Brooklyn Center, MN		55429
(Address of Principal Executive		(Zip Code)
Offices)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          In its Current Report on Form 8-K dated October 29, 2008, the Company announced that Amy K. O’Neil resigned as the Senior Vice President of Store Operations.
          In connection with her departure, on November 19, 2008, the Company entered into a Separation and Consulting Agreement with Ms. O’Neil. Ms. O’Neil’s last day of employment will be on or before January 23, 2009. Ms. O’Neil will provide executive and consulting services to the Company during this period. Through January 23, 2009, Ms. O’Neil will be paid her regular base salary ($265,282 per annum), and in addition, Ms. O’Neil will be paid the lump sum of $221,068 (less applicable withholdings) in two installments as consideration for entering into the Separation and Consulting Agreement. The first installment $132,640 (less applicable withholdings) is to be paid on July 24, 2009, and the second payment of $88,428 (less applicable withholdings) is to be paid on November 23, 2009.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement between Caribou Coffee Company, Inc. and Amy K. O’Neil dated November 19, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 19, 2008

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Dan E. Lee
Dan E. Lee
General Counsel, Vice President and Secretary